Exhibit 10.2

ABIOMED, Inc.

Performance Share Award Agreement

(Time Based RSUs)

This Performance Share Award Agreement (this “Agreement”) is made effective as of                      (the “Grant Date”), between ABIOMED, Inc. (the “Company”), and                      (the “Employee”), pursuant to the Company’s 2008 Stock Incentive Plan, as it may be amended from time to time (the “Plan”). This Agreement is expressly subject to all of the terms and conditions contained in the Plan, which is hereby incorporated herein by reference. In the event that any of the terms and conditions contained in this Agreement are inconsistent with the Plan, the terms of the Plan shall control. All capitalized terms not defined in this Agreement have the meanings specified in the Plan.

WITNESSETH:

1. Time Based Restricted Stock Units. On each of the following dates (each, a “Vesting Date”), and provided that the Employee is employed by the Company on such Vesting Date, the Employee shall be entitled to receive a grant of Stock as set forth below: [Describe time based vesting conditions.]

Certificates for the Stock issued as set forth above shall be issued as soon as practicable following each Vesting Date, but in no event later than thirty days following each Vesting Date

2. Termination of Employment. The Employee understands and agrees that if the Employee ceases to be an employee of the Company or a subsidiary of the Company at any time for any reason, whether because of any action of the Company or the Employee, the death or incapacity of the Employee or otherwise (the date of such termination of employment, the “Termination Date”), the Employee’s only rights under this Agreement shall be the right to receive Stock, if any, that was to be issued (but was not yet issued) pursuant to a Vesting Date that was reached prior to the Termination Date, and the Employee shall have no right to the issuance of Stock with respect to any Vesting Date that is reached after the Termination Date.

3. Lock-Up Agreement. The Employee agrees that upon the request of the Company or the managing underwriter(s) of any offering of securities of the Company that is the subject of a registration statement filed under the Securities Act of 1933, as amended, for a period of time (not to exceed 180 days, plus such additional number of days (not to exceed 35) as may reasonably be requested to enable the underwriter(s) of such offering to comply with Rule

2711(f) of the Financial Industry Regulatory Authority or any amendment or successor thereto) from the effective date of the registration statement under the Act for such offering, the Employee will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Stock issued pursuant to this Agreement, without the prior written consent of the Company and such underwriters.

4. Discretion of the Committee. Unless otherwise provided, the Committee shall make all determinations required to be made hereunder, including determinations required to be made by the Company, and shall interpret all provisions of this Agreement, as it deems necessary or desirable, in its sole and unfettered discretion. Such determinations and interpretations shall be binding and conclusive as to the Company and the Employee. If there shall be no Compensation Committee of the Corporation’s Board of Directors or if the Board of Directors shall determine that the Board of Directors shall administer this Agreement, all references herein to the Committee shall be deemed references to the Board of Directors.

5. Withholding Taxes. The Employee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Employee any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of Stock pursuant to Section 1 above, and understands that the Company may refuse to issue any Stock pursuant to this Agreement unless arrangements satisfactory to the Company have been reached with respect to the payment of such taxes.

6. No Rights to Employment. Nothing contained in this Agreement shall be construed as giving the Employee any right to continued employment with the Company, or to establish or maintain an on-going business relationship with the Company. The Employee acknowledges and agrees that the transactions contemplated hereunder do not constitute an express or implied promise of continued employment for any period, or at all.

7. No Rights as a Shareholder. The Employee shall have no rights as a shareholder of the Company as a result of this Agreement unless and until shares of Stock have been issued to the Employee pursuant to Section 1 above.

8. Notices. Any notices required to be given under this Agreement shall be sufficient if in writing and if sent by certified mail, return receipt requested, and addressed as follows:

if to the Corporation:

ABIOMED, Inc.

22 Cherry Hill Drive

Danvers, Massachusetts 01923

Attn: Chief Financial Officer

if to the Employee, at the address of the Employee set forth in the Company’s records or to such other address as either party may designate under the provisions hereof.

9. Applicable Law. All rights and obligations under this Agreement shall be governed by the laws of The Commonwealth of Massachusetts, without regard to its conflicts of law principles.

IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under seal effective as of the date written on the first page of this Agreement.

ABIOMED, Inc.

By: Michael R. Minogue
Its: President and Chief Executive Officer

EMPLOYEE:

Print name:

Acceptance date: